UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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CLEAN ENERGY TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

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CLEAN ENERGY TECHNOLOGIES, INC.

1340 Reynolds Avenue, Unit 120

Irvine, CA 92614

(949) 273-4990

INFORMATION STATEMENT

To the Holders of Common Stock of Clean Energy Technologies, Inc.,

This Information Statement is being circulated to the stockholders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of Clean Energy Technologies, Inc. (the “Company”), as of the close of business on July 30, 2025, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our stockholders of actions taken by written consent of the holders of a majority of the outstanding voting stock of the Company, holding approximately 56.4% of the outstanding shares of our Common Stock (the “Majority Stockholders”). This Information Statement shall be considered the notice required under Chapter 78 of the Nevada Revised Statutes (the “NRS”).

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The following actions were authorized by written consent of the Majority Stockholders:

Entry into Securities Purchase Agreement, and Issuance of Convertible Note and Shares

On July 18, 2025, the Company entered into a securities purchase agreement (the “SPA”) with Firstfire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which the Company sold, and FirstFire purchased, (i) a convertible promissory note in the principal amount of $201,250 (the “Note”), and (ii) 125,000 shares of Company common stock (the “Shares”), for an aggregate purchase price of $175,000 (the “Transaction”).

The Note and Shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Company is subject to the NASDAQ Stock Market’s Listing Rules because the Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). The issuance of the Shares and additional shares of Common Stock, issuable upon conversion of the Note, implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on NASDAQ.

The Majority Stockholders, in accordance with NASDAQ Listing Rules 5635(b) and 5635(d), approved (i) the entry into the Securities Purchase Agreement and the transactions contemplated thereunder, including the issuance of the Note and Shares, (ii) the issuance of shares of Common Stock issuable upon the full conversion of the Note, and (iii) the authorization and reservation for the purpose of issuance of additional shares of Common Stock issuable upon full conversion of the Note and other actions required for the reservation of the shares of Common Stock as described in the Securities Purchase Agreement.

The written consents of the Majority Stockholders we have received constitute the only stockholder approval required under the NRS, NASDAQ Listing Rules 5635(b) and 5635(d), our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws, to approve the issuance of the Note and Shares, and all of the shares of Common Stock issuable upon conversion of the Note. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

By order of the Board of Directors

/s/ Kambiz Mahdi
Kambiz Mahdi
Chief Executive Officer and Director

August 18, 2025

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF

DIRECTORS OF THE COMPANY. WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

August 18, 2025

GENERAL INFORMATION

Clean Energy Technologies, Inc., a Nevada corporation, with its principal executive offices located at 1340 Reynolds Avenue, Unit 120, Irvine, CA, 92614, is sending you this Notice and Information Statement to notify you of an action that the Majority Stockholders has taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company, “we,” “our,” “us,” and “Clean Energy” are to Clean Energy Technologies, Inc., and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them.

Copies of this Information Statement are being mailed on or about August 18, 2025, to the holders of record of the outstanding shares of our Common Stock on July 30, 2025, which we refer to as the “Record Date.”

Background

The following actions were approved by the written consent of the Majority Stockholders holding approximately 56.4% of our outstanding voting stock as of July 30, 2025, in lieu of a special meeting of our stockholders.

Entry into Securities Purchase Agreement, and Issuance of Convertible Note and Shares

On July 18, 2025, the Company entered into a securities purchase agreement (the “SPA”) with Firstfire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which the Company sold, and FirstFire purchased, (i) a convertible promissory note in the principal amount of $201,250 (the “Note”), and (ii) 125,000 shares of Company common stock (the “Shares”), for an aggregate purchase price of $175,000 (the “Transaction”).

The Note and Shares were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Company is subject to the NASDAQ Stock Market’s Listing Rules because the Common Stock is currently listed on the NASDAQ Capital Market (“NASDAQ”). The issuance of the Shares and additional shares of Common Stock, issuable upon conversion of the Note implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on NASDAQ.

The Majority Stockholders, in accordance with NASDAQ Listing Rules 5635(b) and 5635(d), approved (i) the entry into the Securities Purchase Agreement and the transactions contemplated thereunder, including the issuance of the Note and Shares, (ii) the issuance of shares of Common Stock issuable upon the full conversion of the Note, and (iii) the authorization and reservation for the purpose of issuance of additional shares of Common Stock issuable upon full conversion of the Note and other actions required for the reservation of the shares of Common Stock as described in the Securities Purchase Agreement.

The written consents of the Majority Stockholders we have received constitute the only stockholder approval required under the NRS, NASDAQ Listing Rules 5635(b) and 5635(d), our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws, to approve the issuance of the Note and Shares, and all of the Common Stock issuable upon conversion of the Note. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

ACTION TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the members of the Board of Directors of the Company and the Majority Stockholders.

APPROVAL OF (I) THE ISSUANCE OF COMMON STOCK, (II) ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE NOTE, ISSUANCE OF COMMON STOCK UPON EXERCISE OF THE WARRANTS, IN ACCORDANCE WITH APPLICABLE NASDAQ LISTING RULES

Securities Purchase Agreement, and Convertible Note and Shares

On July 18, 2025, the Company entered into a securities purchase agreement (the “SPA”) with Firstfire Global Opportunities Fund, LLC, a Delaware limited liability company (“FirstFire”), pursuant to which the Company sold, and FirstFire purchased, (i) a convertible promissory note in the principal amount of $201,250 (the “Note”), and (ii) 125,000 shares of Company common stock (the “Shares”), for an aggregate purchase price of $175,000 (the “Transaction”).

The Transaction closed on July 21, 2025, and on such date pursuant to the SPA, FirstFire’s legal expenses of $5,500 were paid from the gross purchase price, the Company received net funding of $169,500, and the Note and Shares were issued to FirstFire.

The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The SPA requires that the proceeds from the Transaction be used for business development and working capital, but not for repayment of indebtedness owed to officers, directors or employees of the Company or their affiliates, the repayment of any debt issued in corporate finance transactions, any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with the Company’s currently existing operations), or any loan, credit, or advance to any officers, directors, employees, or affiliates of the Company. The SPA also (i) requires the Company to obtain shareholder approval on or before July 23, 2025, to issue shares of Company common stock to FirstFire in excess of the Exchange Cap (as defined below) pursuant to Nasdaq’s listing rules, and (ii) until such shareholder approval has been obtained, prohibits the issuance of more shares of common stock to the holder than the number of shares of common stock that may be issued to the holder prior to obtaining shareholder approval in accordance with Nasdaq Rule 5635(d) (the “Exchange Cap”).

The Note matures 12 months following the issue date, accrues guaranteed interest of 10% per annum (with the first 12 months of interest guaranteed and earned in full as of issuance of the Note), and is unsecured. The Company is generally required to make monthly payments beginning September 18, 2025 (and on the 18th of each month thereafter) in the amount of $22,137.50 per month. The Note is convertible into shares of the Company’s common stock at the election of the holder at a conversion price equal to 85% of the lowest traded price during the 10 trading days prior to the conversion date; provided, however, that the holder may not convert the Note to the extent that such conversion would result in the holder’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. Additionally, the holder of the Note is entitled to deduct $1,750 from the conversion amount in each note conversion to cover the holder’s fees associated with the conversion.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under NRS 78.320, our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, consent to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of our Common Stock as of the Record Date.

NASDAQ Listing Requirements and the Necessity of Stockholder Approval

The Company is subject to the NASDAQ Listing Rules because our Common Stock is currently listed on NASDAQ. The issuance of the Shares and additional shares of our Common Stock issuable upon conversion of the Note implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on NASDAQ, as follows:

●	NASDAQ Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance will result in a “change of control” of the issuer (which may be deemed to occur if after a transaction a single investor or affiliated investor group acquires, or has the right to acquire, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of the issuer and such ownership would be the largest ownership position of the issuer). For the purposes of this rule, investors in the Transaction may be deemed to be the controlling stockholders following the conversion of the Note. Stockholders should note that a “change of control” as described under Rule 5635(b) applies only with respect to the application of such rule, and does not necessarily constitute a “change of control” for purposes of Nevada law, our organizational documents, or any other purpose.

●	NASDAQ Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

As a result of the conversion price adjustment provisions in the Note, the issuance of our Common Stock upon conversion of the Note may be at a discount to the market value of our Common Stock within the meaning of NASDAQ Listing Rule 5635(d).

Assuming a conversion price of approximately 85% of the closing price of our Common Stock on July 30, 2025 (85% of $0.2252/share), the Note would convert into in excess of 1,156,488 shares of our Common Stock upon full conversion of the Note, and the shares of Common Stock issued upon the full conversion of the Note would represent in the aggregate approximately 1.8% of the issued and outstanding shares of our Common Stock as of July 30, 2025, without including additional shares of Common Stock issued and issuable in the Transactions (the Shares, which would increase the aforementioned percentage). However, under NASDAQ’s interpretive material regarding NASDAQ Listing Rule 5635, the maximum potential issuance under the conversion of the Note will exceed 20% of the Common Stock outstanding because the Note could potentially be converted into Common Stock based on a share price of $0.01 or less. See IM-5635-4; “Interpretive Material Regarding Future Priced Securities and Other Securities with Variable Conversion Terms.” Therefore, the issuance of shares of Common Stock under the Transaction requires prior stockholder approval under NASDAQ Listing Rule 5635.

The Majority Stockholders, in accordance with NASDAQ Listing Rules 5635(b) and 5635(d), approved (i) the entry into the Securities Purchase Agreement and the transactions contemplated thereunder, including the issuance of the Note and Shares, (ii) the issuance of shares of Common Stock issuable upon the full conversion of the Note, and (iii) the authorization and reservation for the purpose of issuance of additional shares of Common Stock issuable upon full conversion of the Note and other actions required for the reservation of the shares of Common Stock as described in the Securities Purchase Agreement.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate action being taken pursuant to the written consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement to holders of our Common Stock as of the Record Date. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the Majority Stockholders described above will become effective. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding Common Stock.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the issuance of the Note, Shares, and the Common Stock issuable upon conversion of the Note.

OUTSTANDING VOTING SECURITIES

Each share of our Common Stock entitles its holder to one vote on each matter submitted to stockholders. As of the Record Date, 65,776,161 shares of Common Stock were issued and outstanding and entitled to take action by written consent and to receive notice of the action taken by written consent, and 37,093,346 shares owned by the Majority Stockholders (24,044,101 shares held by MGW Investment I Limited, which is controlled by our CFO and director, Calvin Pang, 2,317,541 shares held by the Kambiz and Bahareh Mahdi Living Trust, which is controlled by our CEO and director, Kambiz Mahdi, 2,682,926 shares held by Andy Capital Limited, which is controlled by Zhihong Xu, 2,682,926 shares held by Charm Fund Limited, which is controlled by Regine Lee, 2,682,926 shares held by Linkage International Limited, which is controlled by Lu Mo, and Top Choice Management Limited, which is controlled by Yang Yang) consented in favor of the actions to be taken, constituting approximately 56.4% of the total shares of Common Stock outstanding as of the Record Date.

As of July 30, 2025, the Majority Stockholders had executed and delivered to the Company written consents approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 30, 2025, for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days thereafter. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

The percentages below are calculated based on 65,776,161 shares of our common stock, and no shares of our preferred stock, issued and outstanding as of July 30, 2025. We do not have any outstanding options, warrants exercisable for, or other securities convertible into shares of our common stock within the next 60 days which are deemed beneficially owned by the holder thereof which are required to be disclosed below. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, Clean Energy Technologies, Inc., 1340 Reynolds Avenue, Unit 120, Irvine, CA, 92614.

Name of Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned	Percentage

5% Holders
Calvin Pang (1)	24,044,101	36.6%

Officers and Directors
Calvin Pang(1)	24,044,101	36.6%
Kambiz Mahdi (2)	2,317,541	3.5%
All directors and officers as a group	37,093,346	40.1%

(1)	Consists of 24,044,101 shares of common stock held by MGW Investment I Limited (“MGWI”). Our CFO and director, Calvin Pang, has voting and investment power with respect to common stock held by MGW Investment I Limited

(2)	Consists of 2,317,541 shares of common stock held by the Kambiz and Bahareh Mahdi Living Trust, and deemed to be beneficially owned by our CEO and director, Kambiz Mahdi, and his spouse, Bahareh Mahdi, as trustees of the trust.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. Any forward-looking statements made by the Company in this Information Statement speak only as of the date hereof. Factors or events that affect the transactions or could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this Information Statement, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the year ended December 31, 2024, filed on April 14, 2025.
(2)	Annual Report on Form 10-K/A for the year ended December 31, 2024, filed on April 15, 2025.
(3)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 20, 2025.
(4)	Current Report on Form 8-K filed on July 23, 2025.

Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

CLEAN ENERGY TECHNOLOGIES, INC.

1340 Reynolds Avenue, Unit 120

Irvine, CA 92614

(949) 273-4990

Attn: Secretary

ADDITIONAL INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

By order of the Board of Directors

/s/ Kambiz Mahdi
Kambiz Mahdi
Chief Executive Officer and Director

August 18, 2025